QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

2nd Swing, Inc.
(Exact name of Registrant as specified in its charter)

Minnesota (State of incorporation or organization)	41-1870348 I.R.S. Employer Identification No.)

5810 Baker Road Minnetonka, Minnesota (Address of principal executive offices)	55345 (Zip Code)

        If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

        If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

        Securities Act registration statement file number to which this form relates: 333-100438 (if applicable).

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01	American Stock Exchange

        Securities to be registered pursuant to Section 12(g) of the Act:

N/A
(Title of Class)

Item 1.    Description of Registrant's Securities to be Registered.

        This registration statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, par value $0.01 per share (the "Common Stock") of 2nd Swing, Inc., a Minnesota corporation (the "Registrant"). The description of the Common Stock to be registered hereunder is set forth under the caption "Description of Capital Stock" at page 43 of the Preliminary Prospectus contained in the Registrant's Registration Statement on Form S-1, filed with the Securities and Exchange Commission on October 9, 2002 (SEC No. 333-100438), as amended by any amendments to such Registration Statement, which description is incorporated herein by reference.

Item 2.    Exhibits.

        None

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

2ND SWING, INC.

Dated: November 1, 2002	By	/s/ STANLEY A. BODINE Stanley A. Bodine Its Chief Executive Officer

QuickLinks

  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits.
SIGNATURE